SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MYERS INDUSTRIES

                    GABELLI SECURITIES, INC.
                                 3/11/03            1,250-            9.1720
                                 3/04/03            1,000-            9.8300
                    GAMCO INVESTORS, INC.
                                 3/10/03              642-            9.3000
                    GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 3/26/03            2,000             9.9800


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.